Exhibit 10.8

MASTER SUBCONTRACTING AGREEMENT

THIS AGREEMENT (“Agreement”) made as of February 1, 2005 (hereinafter “Effective Date”) by and between Information Systems Associates, Inc. (“Subcontractor”), a Florida corporation, which has its principal offices at 2423 SE St. Lucie Blvd, Stuart, FL 34996, and Aperture Technologies Inc. (“Aperture”), with its principal office at 9 Riverbend Drive South, Stamford, CT 06907.

RECITALS

Subcontractor and APERTURE are both engaged in the field of software and software development. At various times, APERTURE may require the assistance of Subcontractor in connection with services that APERTURE is performing for its customers.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1.	Scope and Term

Subject to the provisions of Section 5 hereof, Subcontractor shall provide, on a non- exclusive basis, Services as set forth in various work orders to this Agreement. The term of this Agreement shall commence on the Effective Date and shall continue for twelve months unless earlier terminated pursuant to Section 10. The term of this Agreement shall automatically renew upon each anniversary of the Effective Date for an additional twelve month term unless either party elects not to renew this Agreement by written notice to the other party at least 60 days prior to such anniversary.

2.	Compensation

APERTURE shall pay Subcontractor for Services rendered base upon the compensation structure set forth in the applicable work order, which will set forth the description of Services. Subcontractor shall invoice APERTURE for work accomplished on a monthly basis and payments will be made by APERTURE to Subcontractor within thirty (30) days upon receipt of a properly prepared and verifiable invoice.

3.	Invoices

Subcontractor shall submit to APERTURE, periodically, but not less than monthly, an invoice in a form acceptable to APERTURE, a Statement of Professional Services, addressed and sent to:
Aperture Technologies Inc.
9 Riverbend Drive South
Stamford, CT 06907
Attn: Accounts Payable

4.	Travel and Reimbursables

APERTURE will not reimburse travel and living expenses without specific prior authorization by APERTURE when Subcontractor is requested by APERTURE to travel in connection with the performance of Services hereunder, the actual reasonable cost of such travel and living expenses will be reimbursed. All air travel will be reimbursed based on actual cost, providing travel was at Coach Class or less. First Class or Business Class travel are not authorized except where it is the only class available. All claims for expense reimbursement shall be submitted as a line item on the aforementioned Statement of Professional Services in Section 3 above. Records of incurred expenses shall be retained by Subcontractor and shall be made available to APERTURE’s auditor at Subcontractor’s office to verify incurred expenses.

In addition, APERTURE agrees to pay the reasonable out-of-pocket expenses incurred by Subcontractor during performance of a Schedule. Any out-of-pocket expenses costing more than $100 must not be incurred without the prior approval of APERTURE.

5.	Independent Contractor

      It is mutually agreed and understood that Subcontractor is an independent contractor performing Services under this Agreement and is not to be considered an employee of APERTURE nor shall Subcontractor be entitled to any rights, benefits or privileges of  APERTURE employees. Subcontractor shall not have, nor represent that it has, any right, power or authority to bind APERTURE, or to assume or create any obligation or responsibility, express or implied, on behalf of APERTURE, except as expressly permitted in writing by APERTURE.

6.	Subcontractor and APERTURE Representatives.

      Subcontractor’s representative for this Agreement shall be Joseph P. Coschera, or such other individual or individuals as may be from time to time designated in writing by Subcontractor to APERTURE. APERTURE’s representative for this Agreement shall be ____________, or such other individual or individuals as may be from time to time designated in writing by APERTURE to Subcontractor. Such individual(s) shall not have the authority to waive or modify the terms of this Agreement.

7.	Indemnification

Subcontractor shall indemnify APERTURE against all liability and loss in connection with, and shall assume full responsibility for, payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws, with respect to performance of work by Subcontractor under this Agreement.

8.	Conflicts of Interest

     Subcontractor certifies by its signature herein that there is no conflict of interest between Subcontractor’s performance of this Agreement and the legal obligations to others.

9.	Assignments and Subcontracting.

     Subcontractor shall neither assign nor subcontract the performance of any of the Services which are to be performed by Subcontractor under this Agreement. Any such action shall be void.

10.	Termination

     Either party may terminate this Agreement or any Schedule if the other party is in material breach or default of any obligation hereunder, which breach or default is not cured within fifteen (15) days of written notice from the other party. Neither party will stop work on a work order based on an arbitrary preference to pursue a more profitable business opportunity.

     APERTURE may, at its option, require delivery of a report summarizing work accomplished at the time of termination. Upon such termination, APERTURE shall be liable to Subcontractor only for payment of the value of the Services already performed hereunder and in any event, not to exceed the amounts specified in the applicable work order.

11.	Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the State  of New York.

12.	Notices

Notices and other communications by a party under this Agreement, other than invoices, shall be deemed given when received by Certified United States mail, Return Receipt Requested, postage pre-paid, addressed as follows:

Subcontractor:   Information Systems Associates, Inc.
2423 SE St. Lucie Blvd.
Stuart, FL 34996
Attn.: Joseph P. Coschera, President

APERTURE:    Aperture Technologies Inc.
                                     9 Riverbend Drive South
                                     Stamford, CT 06907
                                     Attn.: Diane Mays

13.	Records and Reports

      Subcontractor agrees to keep separate written records in reasonable detail of all work performed pursuant to this Agreement (a daily log indicating start and stop times applicable to Services hereunder satisfies the aforementioned requirement) and all written records and any other data, drawings, prints and information of whatsoever form prepared during or evolved from its Services for APERTURE pursuant to this Agreement.  Such records and reports shall be the property of APERTURE and shall be available to APERTURE at all reasonable times. APERTURE shall have the right to audit such records and reports and the right to request further substantiating data where such reports and records fail to support the billing and invoicing under this Agreement. Further, where such audits fail to substantiate the invoicing pursuant to the Agreement, Subcontractor shall make appropriate refunds.

14.	Confidential Data and Disclosures; Restrictive Covenant

      All information which has been obtained by Subcontractor from APERTURE, others not employees of APERTURE, or gathered by Subcontractor (or by others under their direction or supervision) in connection with the performance of this Agreement or from contact with employees of APERTURE, shall be deemed to be confidential information belonging to APERTURE. During the terms of this Agreement and thereafter, Subcontractor shall not use or disclose such information for any purpose (not permit its use or disclosure by others who are under Subcontractor supervision or direction) except to the extent necessary to perform  work pursuant to this Agreement, unless Subcontractor demonstrates to the satisfaction of APERTURE that such information was actually known to Subcontractor prior this Agreement, or was independently properly obtained or evolved by Subcontractor apart from any connection with APERTURE or its employees,  directly or indirectly, without breach of any confidential relationships, or was publicly available. Subcontractor represents that it has the full and unrestricted right to disclose any information, knowledge and data which it may disclose to APERTURE in the course of performance of its Services hereunder, and such disclosure shall be deemed to be confidential information belonging to Subcontractor.

    During the term of this Agreement and for a period of two (2) years after the termination of non-renewal of this Agreement for any reason, Subcontractor shall not (i) perform services of any sort for any Customer of APERTURE for whom Subcontractor performed services pursuant to this Agreement; (ii) accept employment by any Customer of APERTURE for whom Subcontractor performed services pursuant this Agreement; (iii) hire any employee of APERTURE; or (iv) solicit, raid, entice or induce any employee of APERTURE to become employed by Subcontractor or any person, firm, corporation or entity that is in competition with APERTURE.

15.	Documentation Rights

All material, documentation and other tangible expression of information including but not limited to computer programs, technical programs, sales and marketing information either in final production, draft or outline form, which result from any work which maybe done by Subcontractor pursuant to this Agreement (“Documentation”) shall be deemed to be works made for hire and all rights, title and interest therein shall belong exclusively to APERTURE. If by operation of law any of the Documentation is held not to be works made for hire, then Subcontractor agrees that it shall promptly assign all right, title and interest therein to APERTURE, including, without limitation, all copyrights thereto. Subcontractor agrees to provide any assistance required to permit APERTURE to obtain, hold and perfect in its own name, copyrights, registrations and other proprietary right documentation, and other tangible expression of information including but not limited to advertising materials and marketing aids, sales aids, sales and technical publications. Documentation which results from any work which may be done by Subcontractor pursuant to this Agreement shall remain the sole and exclusive property of APERTURE or its nominee without additional compensation of whatsoever kind or nature to Subcontractor. This provision shall apply irrespective of whether Subcontractor shall obtain patent or copyright on such Documentation, and shall survive termination of this Agreement.

Subcontractor shall not use any computer program, code or any materials developed by or for the Subcontractor independently of this Agreement (“Pre-Existing Materials”) in the performances of the services hereunder, except with APERTURE’s prior written consent. If any Pre-Existing Materials are used by the Subcontractor for performance of a work order without such APERTURE consent, Subcontractor shall not retain any rights Subcontractor may have in the Pre-Existing Materials. In the event that APERTURE provides such consent, Subcontractor shall specify on the applicable work order the specific Subcontractor Pre-Existing Materials that Subcontractor anticipates it will need to use in providing the services applicable to that work order, and Subcontractor shall retain any and all rights Subcontractor may have in its Pre-Existing Materials. Subcontractor hereby grants to APERTURE a non-exclusive, perpetual, world-wide, fully paid up license to use, reproduce, modify and distribute to its customer the source code version of Subcontractor’s Pre-Existing Materials and any derivates thereof, for the purposes of performing the specific services for the customer under the applicable work order, and the foregoing rights shall also be extended to any customer contractors for the purpose of providing services to customer. Subcontractor further grants to the customer a non-exclusive, perpetual, world-wide, fully paid up license to use, reproduce and distribute to its end users the object code version of Subcontractor’s Pre-Existing Materials and derivates thereof, as an integrated part of the customer’s software, but not as a standalone product, and to further sublicense such rights to the customer’s distributors.

16.	Inability to Perform

In the event of acts of God or other unforeseeable circumstances beyond the commercially reasonable control of Subcontractor, the Subcontractor is not responsible to perform the terms of this Agreement and APERTURE holds the Subcontractor harmless for the inability to perform except for the requirements of Sections 7,14 and 15.

17.	Severability

In the event of the invalidity of any provisions of this Agreement under any applicable law, the parties hereto agree that such invalidity shall not affect the validity of the remaining portions of this Agreement, and further agree to substitute for the invalid provision a valid provision that most closely approximates the effect and intent of the invalid provision.

18.	Intellectual Property

Subcontractor warrants that the services and or software to be provided to APERTURE hereunder do not infringe upon or violate any U.S. patent, copyright, trace secret, trade name or trademark or any other proprietary right of any third party. If any claim of infringement is made by any third party against APERTURE or its customers (“Indemnified Parties”) arising from use of Subcontractor’s services or software, APERTURE agrees to promptly notify Subcontractor and Subcontractor shall defend against the claim on behalf of the Indemnified Parties at Subcontractor’s expense. Subcontractor shall indemnify and hold the Indemnified Parties harmless against any damages, costs, attorney’s fees, expenses, and liabilities arising out of any such claim, whether or not the claim is successful. Should a service or software being approved by Subcontractor become, in Subcontractor’s opinion, the subject of any claim of infringement, Subcontractor shall either (a) procure the right for APERTURE to continue utilizing such service or software or (b) replace or modify the service or software to make it non-infringing, provided that any such replaced or modified service or software meets APERTURE’s requirements as set forth in this Agreement. In the event Subcontractor is unable to procure such right, or replace or modify the infringing services or software, APERTURE may immediately terminate this Agreement and Subcontractor shall immediately thereupon refund to APERTURE the price paid for the affected services or software.

19.	Limitation of Liability

      Except for personal injury or willful misconduct, the Subcontractor’s sole liability under this Agreement for any claims, losses, damages or expense from any cause whatsoever (including acts or omissions of third parties), regardless of the form of action, whether in contract, tort, warranty, or otherwise, shall not exceed the direct damages actually proven.

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

20.	Warranty

      Subcontractor warrants that it will perform the services described herein in a professional and workmanlike manner and in accordance with the terms of each work order.

     EXCEPT AS IS SET FORTH IN SECTIONS 18 AND 19 OF THIS AGREEMENT, NO OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTY OF MECHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, SHALL APPLY.

21.	Entire Agreement

This Agreement (and Exhibit(s)) sets forth the entire and only Agreement between APERTURE and Subcontractor relative to the ordering and delivery of Services. Any representation, promise or condition, whether oral or written, not incorporated herein, shall not be binding upon either party. No waiver, modification, amendment, decision or other change to this Agreement shall be binding on either party unless made in writing and signed by authorized representatives of both parties.

22.	Acceptance and Removal of Assigned Personnel.

 APERTURE shall have the right to accept or reject personnel assigned by Subcontractor to perform services under this Agreement. APERTURE reserves the right to request immediate removal of assigned personnel. In the event an employee of.